Exhibit 24.1

CGI GROUP INC.

POWER OF ATTORNEY

We, the undersigned officers and directors of CGI Group Inc., hereby severally constitute and appoint George D. Schindler and Francois Boulanger, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to act on, sign for us and in our names in the capacities indicated below and file with the Securities and Exchange Commission, a Registration Statement on Form S-8, together with all schedules and exhibits thereto, and any and all subsequent amendments to said registration statement, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 1,000,000 Class A subordinate voting shares in the share capital of CGI Group Inc., which may be issued pursuant to the Performance Share Unit Plan for Designated Leaders of CGI Group Inc. and its Subsidiaries, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable CGI Group Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

IN WITNESS WHEREOF, this Power of Attorney shall be effective as of September 26, 2017.

Signature	Title	Date

/ s / Kevin Linder	Senior Vice President and Corporate Controller (principal accounting officer)	9/26/17
Kevin Linder

/ s / Alain Bouchard	Director	9/26/17
Alain Bouchard

/ s / Bernard Bourigeaud	Director	9/26/17
Bernard Bourigeaud

/ s / Jean Brassard	Director	9/26/17
Jean Brassard

/ s / Dominic D’Alessandro	Director	9/26/17
Dominic D’Alessandro

/ s / Paule Doré	Director	9/26/17
Paule Doré

/ s / Richard B. Evans	Director	9/26/17
Richard B. Evans

/ s / Serge Godin	Founder and Executive Chairman of the Board and Director	9/26/17
Serge Godin

/ s / Julie Godin	Vice-Chair of the Board, Executive Vice-President and Chief Planning and Administrative Officer and Director	9/26/17
Julie Godin

/ s / Timothy J. Hearn	Director	9/26/17
Timothy J. Hearn

/ s / André Imbeau	Founder and Adivsor to the Executive Chairman of the Board and Director	9/26/17
André Imbeau

/ s / Gilles Labbé	Director	9/26/17
Gilles Labbé

/ s / Michael E. Roach	Director	9/26/17
Michael E. Roach

/ s / Heather Munroe-Blum	Director	9/26/17
Heather Munroe-Blum

/ s / Michael Pedersen	Director	9/26/17
Michael Pedersen

/ s / Joakim Westh	Director	9/26/17
Joakim Westh

/ s / George D. Schindler	President and Chief Executive Officer and Director	9/26/17
George D. Schindler